FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 26, 2008

FirstFed Financial Corp.
(Exact name of registrant as specified in its charter)

Delaware	1-9566	95-4087449
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

12555 W. Jefferson Boulevard, Los Angeles, California	90066
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:       (310) 302-5600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Total number of pages is 5

Index to Exhibits is on Page 3

ITEM 7.01.  Regulation FD Disclosure.

     The Registrant hereby incorporates by reference into this Item. 7 the summary monthly financial data as of and for the period ended February 29, 2008 attached as Exhibit 99.1, which is being furnished in accordance with Rule 101(e)(1) under Regulation FD.

     A discussion of the factors that could impact the Bank's loan portfolio in general, and the Registrant's overall business and financial performance, can be found in the Registrant's reports filed with the Securities and Exchange Commission. These factors include, among others, general economic and business conditions and changes therein, competition, consumer preferences and various other matters beyond the Registrant's control. Given these concerns, investors and analysts should not place undue reliance on the enclosed information. These reports speak only as of their stated date and period of time, and the Registrant undertakes no obligation to publicly update or revise the reports, although it may do so from time to time as management of the Registrant believes is warranted.

ITEM 9.01.  Financial Statements and Exhibits.

     (d) Exhibits

           99.1           Monthly Financial Data as of and for the period ended February 29, 2008 (Unconsolidated)

S I G N A T U R E S

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FIRSTFED FINANCIAL CORP.

Dated: March 26, 2008	By:/s/	Douglas J. Goddard
Douglas J. Goddard
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit		Page

99.1	Monthly Financial Data as of and for the period ended February 29, 2008	4-5

                                                                                                                            EXHIBIT 99.1

	First Federal Bank of California MONTHLY REPORT OF OPERATIONS Unconsolidated Financial Highlights Unaudited (Dollars in thousands)

	As of, for the month ended February 29, 2008	As of, for the month ended January 31, 2008	As of, for the month ended February 28, 2007	As of, for the 2 months ended February 29, 2008	As of, for the 2 months ended February 28, 2007

Cash and investment securities	$356,747	$399,003	$354,123	$356,747	$354,123
Total mortgage-backed securities	$45,474	$46,045	$53,804	$45,474	$53,804
Total assets	$7,117,415	$7,219,549	$8,706,987	$7,117,415	$8,706,987

LOANS:
Total loans	$6,417,264	$6,485,998	$8,070,721	$6,417,264	$8,070,721

Loans funded:
Single-family loans	$17,639	$26,430	$69,475	$44,069	$154,370
Multi-family loans	42,636	63,332	5,239	105,968	12,519
Commercial & industrial real estate loans	5,333	750	4,455	6,083	4,455
Other loans	191	3,130	134	3,321	170
Total loans funded:	$65,799	$93,642	$79,303	$159,441	$171,514
Loans originated for third parties:	-	3,354	7,505	3,354	23,127
Total loans originated:	$65,799	$96,996	$86,808	$162,795	$194,641

Percentage of ARMs originated	35%	43%	42%	40%	45%
Loan repayments:
Single-family loans	$87,733	$98,876	$177,766	$186,609	$387,484
Multi-family & commercial real estate loans	35,387	24,684	28,700	60,071	67,574
Other loans	4,265	4,461	7,733	8,726	12,688
	$127,385	$128,021	$214,199	$255,406	$467,746

Loans sold	$-	$360	$87,717	$360	$140,276
Percentage of adjustable rate loans to the total portfolio	88.20%	89.13%	97.04%
Non-performing assets to total assets ratio	5.01%	3.94%	0.34%

Delinquent loans:
Non-accrual single-family
loans	$315,955	$253,182	$26,358
Single-family loans 30 to 89 days delinquent	$282,975	$248,172	$9,002

BORROWINGS:
Federal Home Loan Bank advances	$1,803,000	$2,031,000	$1,572,000
Reverse repurchase agreements	$300,000	$120,000	$928,448

DEPOSITS:
Retail deposits	$3,127,984	$3,103,789	$2,891,897
Wholesale deposits	1,023,444	1,104,334	2,353,361
	$4,151,428	$4,208,123	$5,245,258

Net increase (decrease)	$(56,695)	$39,175	$(269,271)	$(17,520)	(656,860)

AVERAGE INTEREST RATES (CONSOLIDATED):
	As of, for the month ended February 29, 2008	As of, for the month ended January 31, 2008	As of, for the month ended February 28, 2007	As of, for the 2 months ended February 29, 2008	As of, for the 2 months ended February 28, 2007
Yield on loans	6.96%	7.21%	7.93%	7.09%	7.91%
Yield on investments	5.18%	5.47%	5.54%	5.33%	5.46%
Yield on earning assets	6.84%	7.09%	7.81%	6.96%	7.77%
Cost of deposits	3.94%	4.11%	4.52%	4.02%	4.54%
Cost of borrowings	4.72%	4.85%	5.42%	4.79%	5.41%
Cost of money	4.21%	4.37%	4.81%	4.28%	4.81%
Earnings spread	2.63%	2.72%	3.00%	2.68%	2.96%
Effective net spread	2.95%	2.79%	3.90% (1)	2.87%	3.51% (1)

(1) Effective net spread was computed based on 360 days a year.